Exhibit (h)(5)

Form of

Executive Summary Letter

February 1, 2023

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attn: Fund Administration Department

Ladies and Gentlemen:

Reference is made to the Second Amended, Restated and Consolidated Transfer Agency and Service Agreement between us dated as of April 1, 2014, including Appendix A as amended and restated most recently on October 16, 2021 (the “Agreement”).

Pursuant to the Agreement, this letter is to provide written notice of the addition of two funds, the termination of four funds, and the addition of one share class to 29 funds, collectively, the “Fund Changes.” The additional funds are as follows: MassMutual RetireSMARTSM by JPMorgan 2065 Fund and MassMutual Select T. Rowe Price Retirement 2065 Fund. The terminated funds are as follows: MassMutual Select BlackRock Global Allocation Fund, MM MSCI EAFE® International Index Fund, MM Russell 2000® Small Cap Index Fund, and MM S&P® Mid Cap Index Fund. The additional share class is as follows: Class Y is being added to the MassMutual Blue Chip Growth Fund, MassMutual Diversified Value Fund, MassMutual Equity Opportunities Fund, MassMutual Fundamental Growth Fund, MassMutual Fundamental Value Fund, MassMutual Growth Opportunities Fund, MassMutual Mid Cap Growth Fund, MassMutual Mid Cap Value Fund, MassMutual Overseas Fund, MassMutual Small Cap Growth Equity Fund, MassMutual Small Cap Value Equity Fund, MassMutual Small Company Value Fund, MassMutual Strategic Bond Fund, MassMutual Total Return Bond Fund, MassMutual 20/80 Allocation Fund, MassMutual 40/60 Allocation Fund, MassMutual 60/40 Allocation Fund, MassMutual 80/20 Allocation Fund, MassMutual Balanced Fund, MassMutual Core Bond Fund, MassMutual Disciplined Growth Fund, MassMutual Disciplined Value Fund, MassMutual Diversified Bond Fund, MassMutual Global Fund, MassMutual Inflation-Protected and Income Fund, MassMutual International Equity Fund, MassMutual Main Street Fund, MassMutual Small Cap Opportunities Fund, and MassMutual Strategic Emerging Markets Fund. In accordance with the appointment provision of Section 1 of the Agreement, we request that you confirm that you have acted since their respective formation, and will act, as Transfer Agent with respect to the Fund Changes and that Appendix A to the Agreement be amended in its entirety and replaced with a new Appendix A annexed hereto.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to us and retaining one copy for your records.

Very truly yours,

Massmutual select funds and massmutual premier funds, severally and not jointly

By:
Name:	Renee Hitchcock
Title:	CFO and Treasurer

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

Form of

Appendix A

As of February 1, 2023, this Appendix A forms a part of the Second Amended, Restated and Consolidated Transfer Agency and Service Agreement dated as of April 1, 2014 (the “Consolidated Agreement”), between State Street Bank and Trust Company, MassMutual Select Funds, and MassMutual Premier Funds. As of February 1, 2023, this Appendix A supersedes any previous versions of said Appendix.

Series or Portfolios

Portfolios	Classes

MassMutual Select Funds
MassMutual Blue Chip Growth Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Diversified Value Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Equity Opportunities Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Fundamental Growth Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Fundamental Value Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Growth Opportunities Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Mid Cap Growth Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Mid Cap Value Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Overseas Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Small Cap Growth Equity Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Small Cap Value Equity Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Small Company Value Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Strategic Bond Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Total Return Bond Fund	I, R5, Service, Administrative, R4, A, R3, Y
MM S&P 500® Index Fund	I, R5, Service, Administrative, R4, A, R3
MassMutual 20/80 Allocation Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual 40/60 Allocation Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual 60/40 Allocation Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual 80/20 Allocation Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual RetireSMARTSM by JPMorgan 2020 Fund	I, R5, Service, Administrative, R4, A, R3
MassMutual RetireSMARTSM by JPMorgan 2025 Fund	I, R5, Service, Administrative, R4, A, R3
MassMutual RetireSMARTSM by JPMorgan 2030 Fund	I, R5, Service, Administrative, R4, A, R3
MassMutual RetireSMARTSM by JPMorgan 2035 Fund	I, R5, Service, Administrative, R4, A, R3
MassMutual RetireSMARTSM by JPMorgan 2040 Fund	I, R5, Service, Administrative, R4, A, R3
MassMutual RetireSMARTSM by JPMorgan 2045 Fund	I, R5, Service, Administrative, R4, A, R3
MassMutual RetireSMARTSM by JPMorgan 2050 Fund	I, R5, Service, Administrative, R4, A, R3
MassMutual RetireSMARTSM by JPMorgan 2055 Fund	I, R5, Service, Administrative, R4, A, R3
MassMutual RetireSMARTSM by JPMorgan 2060 Fund	I, R5, Service, Administrative, R4, A, R3
MassMutual RetireSMARTSM by JPMorgan 2065 Fund	I, R5, Service, Administrative, R4, A, R3
MassMutual RetireSMARTSM by JPMorgan In Retirement Fund	I, R5, Service, Administrative, R4, A, R3
MM Equity Asset Fund	I
MassMutual Select T. Rowe Price Retirement 2005 Fund	I, M5, M4, M3
MassMutual Select T. Rowe Price Retirement 2010 Fund	I, M5, M4, M3
MassMutual Select T. Rowe Price Retirement 2015 Fund	I, M5, M4, M3
MassMutual Select T. Rowe Price Retirement 2020 Fund	I, M5, M4, M3
MassMutual Select T. Rowe Price Retirement 2025 Fund	I, M5, M4, M3
MassMutual Select T. Rowe Price Retirement 2030 Fund	I, M5, M4, M3
MassMutual Select T. Rowe Price Retirement 2035 Fund	I, M5, M4, M3
MassMutual Select T. Rowe Price Retirement 2040 Fund	I, M5, M4, M3
MassMutual Select T. Rowe Price Retirement 2045 Fund	I, M5, M4, M3
MassMutual Select T. Rowe Price Retirement 2050 Fund	I, M5, M4, M3
MassMutual Select T. Rowe Price Retirement 2055 Fund	I, M5, M4, M3
MassMutual Select T. Rowe Price Retirement 2060 Fund	I, M5, M4, M3
MassMutual Select T. Rowe Price Retirement 2065 Fund	I, M5, M4, M3
MassMutual Select T. Rowe Price Retirement Balanced Fund	I, M5, M4, M3
MassMutual Select T. Rowe Price Bond Asset Fund	I
MassMutual Select T. Rowe Price Emerging Markets Bond Fund	I
MassMutual Select T. Rowe Price International Equity Fund	I
MassMutual Select T. Rowe Price Large Cap Blend Fund	I

MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund	I
MassMutual Select T. Rowe Price Real Assets Fund	I
MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund	I
MassMutual Select T. Rowe Price U.S. Treasury Long-Term Index Fund	I

MassMutual Premier Funds
MassMutual Balanced Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Core Bond Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Disciplined Growth Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Disciplined Value Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Diversified Bond Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Global Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Inflation-Protected and Income Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual International Equity Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Main Street Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Small Cap Opportunities Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Strategic Emerging Markets Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual U.S. Government Money Market Fund	R5